Exhibit 3.(i)(a)

                            ARTICLES OF INCORPORATION           FILED #  C587400
                                                                        --------
                                       OF
                                                                  MAR 02 2000
                                 V G TECH, INC.                 IN THE OFFICE OF
                                                               /s/ "Dean Heller"
                                                 DEAN HELLER, SECRETARY OF STATE

                                    ARTICLE I

The  name  of  the  corporation  is:  V  G  Tech,  Inc.

                                   ARTICLE II

The Resident Agent of the corporation is Val-U-Corp Services, Inc. The address of the Resident Agent where process may be served is:

               1802  N.  Carson  St.,  Suite  212
               Carson  City,  Nevada  89701

                                   ARTICLE III

The number of shares the corporation is authorized to issue is twenty-five thousand (25,000) shares with no par value. The stock shall be non-assessable.

                                   ARTICLE IV

The governing board of the corporation shall be styled as Directors. The First Board of Directors shall consist of one (1) member whose name and address is listed as follows:

               Daniel  A.  Kramer
               1802  N.  Carson  St.,  Suite  212
               Carson  City,  Nevada  89701

                                    ARTICLE V

The purpose of the corporation shall be general business and any legal activity.

                                   ARTICLE VI

The  Incorporator's  name  and  address  is  listed  as  follows:

               Daniel  A.  Kramer
               1802  N.  Carson  St.,  Suite  212
               Carson  City,  Nevada  89701

     I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly, have hereunto set my hand this March 2, 2000.

                              /s/  Daniel A. Kramer

                                Daniel A. Kramer
                                  Incorporator


I, Val-U-Corp Services, Inc., hereby accept appointment as Resident Agent for the previously name corporation this March 2, 2000.


                              /s/  Daniel A. Kramer

                                Daniel A. Kramer
                                    President